LANEAXIS

INDICATING INTEREST IN **LANEAXIS INC.**

LANEAXIS BROKERLESS DIRECT FREIGHT NETWORK REG A+ TESTING THE WATERS • COMMON STOCK AT USD $2.10

AGREEMENT

Before we begin, let us take a moment to review this indication of interest.

LaneAxis Inc.

Common Stock

USD$2.10

Please enter your email & click "Start" to **indicate an expression of interest** in the offering. When the offering is live you will receive a notification to return to the portal to complete your subscription & purchase. If you have any questions please reach out to investors@laneaxis.com

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.
NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVED NO OBLIGATION OR COMMITMENT OF ANY KIND.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THE OFFERING STATEMENT.

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LaneAxis Inc.

You've been invited to Indicate interest in LaneAxis Inc. .

Indication Of Interest Details

Deal	LaneAxis Brokerless Direct Freight Network Reg A+ Testing the Waters
Signing documents with	LaneAxis Inc.

BEGIN INDICATING INTEREST

Please enter your email & click "Continue" to **indicate an expression of interest** in the offering. When the offering is live you will receive a notification to return to the portal to complete your subscription & purchase. If you have any questions please reach out to investors@laneaxis.com

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.
NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVED NO OBLIGATION OR COMMITMENT OF ANY KIND.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THE OFFERING STATEMENT.

Your Email Address

you@example.com

Your Name *optional*

First Name | Last Name

Your Phone Number *optional*

e.g. (123) 456 7890

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